Exhibit 99.1

Entropic Communications reports second quarter results

Conference Call to be Webcast Today at 1:30 p.m. Pacific Time

SAN DIEGO, Calif., August 1, 2012 — Entropic Communications, Inc. (NASDAQ: ENTR), a world leader in semiconductor solutions for the connected home, today reported its second quarter results for the period ended June 30, 2012. Entropic reported second quarter net revenues of $83.1 million, an increase of 41 percent compared with $59.1 million in the first quarter of 2012. Second quarter revenue includes revenue contribution from the acquisition of the Trident Microsystems’ set-top box (STB) system-on-a-chip (SoC) assets as of April 12, 2012.

In accordance with U.S. generally accepted accounting principles (GAAP), the Company’s second quarter net income was $0.2 million, or $0.00 per share (diluted). This compares with GAAP net income of $3.9 million, or $0.04 per share (diluted) in the first quarter of 2012.

Non-GAAP net income in the second quarter was $7.8 million, or $0.09 per share (diluted), compared to non-GAAP net income of $10.6 million, or $0.12 per share (diluted) in the first quarter of 2012.

“Entropic performed well in the second quarter, with revenue exceeding the high end of the revised guided range and better-than-expected underlying profitability,” said Patrick Henry, president and CEO, Entropic Communications. “Integration of our set-top box system-on-a-chip and connectivity businesses is proceeding well and allows us to expand our footprint in connected home entertainment. We made progress in key areas of our business by maintaining our lead in MoCA 2.0, announcing significant design wins at Comcast, and recently rounding out our direct broadcast satellite portfolio with the acquisition of assets from PLX Technology. Each of these advancements allow us to capitalize more strongly on global Pay-TV service provider plans to roll out advanced service offerings that drive consumer engagement and increased ARPU.”

Three Months ended
(In millions, except per share data)	June 30, 2012	Mar. 31, 2012	June 30, 2011
Net revenues	$ 83.1	$ 59.1	$ 61.5
GAAP net income	$ 0.2	$ 3.9	$ 7.8
GAAP net income per share (basic and diluted)	$ 0.00	$ 0.04	$ 0.09

Non-GAAP net income[1]	$ 7.8	$ 10.6	$ 15.1
Non-GAAP net income per share[1] (diluted)	$ 0.09	$ 0.12	$ 0.17

1.	Please refer to “Non-GAAP Financial Measures” below and the financial statements portion of this press release for an explanation of the non-GAAP financial measures contained in the table above and a reconciliation of such measures to the comparable GAAP financial measures.

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ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER 2012 RESULTS	Page 2

Recent Highlights

Management Additions

•

Mr. Charlie Lesko joined Entropic as senior vice president of Worldwide Sales. Lesko will be responsible for leading the expansion of the Company’s global customer base across its set-top box and connectivity business groups.

Business Activities

•

PLX Technology, Inc.: Entropic announced on July 11, 2012, it acquired specific direct broadcast satellite intellectual property and corresponding technologies from PLX Technology, Inc. The acquired assets are complementary to Entropic’s current direct broadcast satellite (DBS) outdoor unit (ODU) product portfolio and provide a path to future DBS ODU technologies.

Industry Accolades

•

Market Share Leadership: Entropic ranked number one in worldwide revenue of home networking Applications Specific Standard Products (ASSPs), according to a June 2012 market share report distributed by The Linley Group. The report highlighted Entropic as the market share leader in the home networking integrated circuit (IC) space, leading with 38 percent market share.

Product Innovations

•

STB SoC Introductions: Entropic introduced the “TSC17x/18x” STB SoC family, its latest generation of high-performance dual-core ARM® Cortex™-A9 processors with integrated NEON™ technology, targeting cable and IP markets.

•	Connectivity Solution Production Releases:

o	MoCA® 2.0 (Multimedia over Coax): Entropic announced production shipment for its MoCA 2.0 silicon and software solution for the convergence of broadcast and IP services by Pay-TV service providers.

o

c.LINK® Broadband Access: Entropic announced production release for its new generation Broadband Access products, the EN3511 Network Controller and the EN3530 Client Premise Equipment. Specific to the Ethernet-over-Coax (EoC) market, the new system uses a 65nm single chip to increase overall system performance while reducing system cost.

Service Provider/OEM Activities

•

Comcast’s Xfinity HD Video Calling Experience Powered by Entropic’s SoC: In May 2012, Comcast rolled out its consumer widescreen High-Definition (HD) video calling experience made possible through an advanced Entropic-powered Technicolor 720p HD telepresence adapter. The device leverages the media processing power and performance from Entropic’s ARM Cortex-A9 CPU (PNX8471) of SoC solutions, and showcases Entropic’s innovation to integrate a new value-added service, a HD video call, on its platform by augmenting a web-enabled technology with traditional broadcast.

•

Entropic’s Silicon Powers Comcast’s Next-Generation Xfinity IP-Client Devices Reference Design Kit: Entropic announced its silicon and software will be integrated with the Comcast® Reference Design Kit (RDK) to provide device manufacturers an opportunity to quickly develop and bring-to-market IP-Client set-top boxes.

•

New Ethernet-over-Coax Network Adapter from Asheridge Communications Uses Entropic’s MoCA Technology: Entropic announced its MoCA silicon and software solution powers the echoBox, a new Ethernet-over-Coax Network Adapter, offered by European equipment maker, Asheridge Communications. Leveraging Entropic’s MoCA technology, the echoBox turns any home with a coax cable network into a fully wired Ethernet network, capable of streaming HD content and high speed data.

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER 2012 RESULTS	Page 3

•

Unitron Group Taps Entropic to Enable the New Johansson Multi-Switch to Simplify European Satellite Market Installations: Entropic announced its Channel Stacking Switch (CSS) technology has been used by Unitron Group for the new Johansson single cable multi-switch, the 9742. With Entropic’s low power silicon, the Johansson multi-switch can automatically expand installs from eight to 24 tuners without the need for an operator truck roll or installer visit.

For More Information

Entropic management will be holding a conference call today, August 1, 2012, at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss the Company’s results for the second quarter of fiscal 2012 and to provide guidance for the third quarter. You may access the conference call via any of the following:

Teleconference:	617-224-4327

Web Broadcast:	http://events.entropic.com/

Replay:	617-801-6888

Replay Passcode:	99261958

About Entropic Communications

Entropic Communications, Inc. (NASDAQ:ENTR) is a leading global provider of silicon and software solutions to enable connected home entertainment. The Company transforms how traditional HDTV broadcast and streaming video content is seamlessly, reliably, and securely delivered, processed, and distributed into and throughout the home. Entropic’s next-generation home connectivity and set-top box system-on-a-chip (SoC) solutions enable Pay-TV service providers to offer consumers a more captivating whole-home entertainment experience by delivering new, high-performing ways to connect, engage, and enjoy multimedia content. For more information, visit Entropic at: www.entropic.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: net income and net income per share. These non-GAAP financial measures exclude the effects on the Statement of Operations of all forms of stock-based compensation, transaction and due diligence costs related to the Trident Microsystems transaction, amortization of intangible assets, the loss related to equity method investment, and the cash tax difference.

Management uses these non-GAAP financial measures to manage the Company’s business, including setting operating budgets and executive compensation plans. These non-GAAP measures are also used to (i) supplement the financial results and forecasts reported to the Company’s board of directors, (ii) evaluate the Company’s operating performance, (iii) compare the Company’s performance to internal forecasts, and (iv) manage the Company’s business and benchmarking performance internally. The non-GAAP measures have been made available to stockholders consistently in the past to provide transparency on how management manages the Company’s operating performance. Management believes that these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance.

The non-GAAP financial measures disclosed by the Company should not be considered in isolation or a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

ENTROPIC COMMUNICATIONS REPORTS SECOND QUARTER 2012 RESULTS	Page 4

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations for Entropic’s market penetration and overall market expansion, continued and/or future revenue, earnings and product sales growth and the factors that may contribute to such growth. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, our dependence on a limited number of supply chain partners for the manufacture of our products and other factors that could affect our ability to meet customer demand; our dependence on a limited number of customers for a substantial portion of our revenues; risks associated with adverse U.S. and international economic conditions; the ability of our customers or the service providers who purchase their products to successfully compete and continue to grow in their markets; the continued development of the market for HD video and other multi-media content delivery and networking solutions; risks associated with competing against larger and more established companies and our ability to compete successfully in the connected home entertainment market; risks associated with timely development and introduction of new or enhanced products; risks related to international operations; risks associated with the Trident Microsystems and PLX Technology acquisitions including their integration into Entropic’s existing operations; and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Entropic Communications® and the stylized Entropic “curve” logo are either trademarks or registered trademarks of Entropic Communications, Inc. in the United States and/or other countries.

Investor Relations Contact:

Debra Hart

+1 858.768.3852

debra.hart@entropic.com

Media/Industry Analyst Contact:

Chris Fallon

+1 858.768.3827

chris.fallon@entropic.com

# # #

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Statements of Operations

(In thousands, except for per share information)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$83,052	$59,103	$61,473	$142,155	$132,994
Cost of net revenues	40,197	25,911	27,646	66,108	59,585

Gross profit	42,855	33,192	33,827	76,047	73,409
Operating expenses:
Research and development	25,671	15,471	14,148	41,142	27,297
Sales and marketing	6,975	5,045	4,303	12,020	9,123
General and administrative	8,584	5,290	3,515	13,874	7,204
Amortization of intangibles	715	—	—	715	—

Total operating expenses	41,945	25,806	21,966	67,751	43,624

Income from operations	910	7,386	11,861	8,296	29,785
Loss related to equity method investment	(905)	(832)	—	(1,737)	—
Other income, net	246	290	213	536	402

Income before income taxes	251	6,844	12,074	7,095	30,187

Income tax provision	78	2,951	4,318	3,029	10,576

Net income	$173	$3,893	$7,756	$4,066	$19,611

Net income per share—basic	$0.00	$0.04	$0.09	$0.05	$0.23

Net income per share—diluted	$0.00	$0.04	$0.09	$0.05	$0.22

Weighted average number of shares used to compute net income per share—basic	87,991	87,342	86,046	87,667	85,712

Weighted average number of shares used to compute net income per share—diluted	89,484	89,337	89,290	89,428	89,296

ENTROPIC COMMUNICATIONS, INC.

GAAP Condensed Consolidated Balance Sheets

(In thousands)

	June 30 2012	March 31 2012	December 31, 2011
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,435	$106,615	$20,193
Marketable securities	92,536	90,122	91,625
Accounts receivable	41,491	25,776	25,896
Inventory	38,172	20,217	20,253
Deferred tax assets, current	14,785	13,927	13,565
Prepaid expenses and other current assets	29,692	7,475	9,927

Total current assets	239,111	264,132	181,459
Property and equipment, net	13,078	10,637	11,250
Long-term marketable securities	46,773	37,657	104,708
Intangible assets, net	43,708	—	—
Deferred tax assets, long-term	9,600	9,600	9,600
Goodwill	4,013	—	—
Other long-term assets	10,477	10,159	11,542

Total assets	$366,760	$332,185	$318,559

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,683	$13,972	$11,559
Accrued expenses and other current liabilities	12,683	5,191	4,078
Accrued payroll and benefits	11,727	5,459	3,835

Total current liabilities	54,093	24,622	19,472
Deferred rent	849	971	1,098
Other long-term liabilities	209	200	196
Stockholders' equity	311,609	306,392	297,793

Total liabilities and stockholders' equity	$366,760	$332,185	$318,559

ENTROPIC COMMUNICATIONS, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands, except for per share information)

This press release contains the following non-GAAP financial measures: net income and net income per share. The presentation of such measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP net income and net income per share exclude the items listed below.

The following table sets forth such non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP net income	$173	$3,893	$7,756	$4,066	$19,611
Non-GAAP adjustments:
Stock-based compensation:
Cost of net revenues	179	171	118	350	247
Research and development	1,894	1,630	1,631	3,524	3,064
Sales and marketing	585	419	500	1,004	928
General and administrative	977	922	1,097	1,899	2,061

Total stock-based compensation	3,635	3,142	3,346	6,777	6,300
Acquisition-related items:
Amortization of intangible assets:
Cost of net revenues	1,777	—	—	1,777	—
Operating expenses	715	—	—	715	—
Transaction and due diligence costs	2,754	1,547	—	4,301	—
Loss related to equity method investment	905	832	—	1,737	—
Income tax effects of pre-tax adjustments	(3,425)	(1,932)	(1,171)	(5,357)	(2,205)
Cash tax difference (1)	1,301	3,156	5,137	4,457	10,954

Total of non-GAAP adjustments	7,662	6,745	7,312	14,407	15,049

Non-GAAP net income	$7,835	$10,638	$15,068	$18,473	$34,660

Weighted average shares (basic)	87,991	87,342	86,046	87,667	85,712
Adjustment for dilutive shares	1,493	1,995	3,244	1,761	3,584

Weighted average shares (diluted)	89,484	89,337	89,290	89,428	89,296

GAAP net income per share (basic)	$0.00	$0.04	$0.09	$0.05	$0.23
Non-GAAP adjustments detailed above	0.09	0.08	0.08	0.16	0.16

Non-GAAP net income per share (diluted)	$0.09	$0.12	$0.17	$0.21	$0.39

(1)	The Company's non-GAAP net income per share is calculated using the cash tax rate of 22%, 14% and 2% for the three month periods ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively. The Company's non-GAAP net income per share is calculated using the cash tax rate of 18% and 5% for the six month periods ended June 30, 2012, and 2011, respectively. The estimated cash tax rate is the estimated tax payable on the Company's projected tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company's operating results. The Company's effective tax rate used for the purposes of calculating GAAP net income for the three month periods ended June 30, 2012, March 31, 2012 and June 30, 2011 was approximately 31%, 43% and 36%, respectively. The Company's effective tax rate used for the purposes of calculating GAAP net income for the six month periods ended June 30, 2012 and 2011 was approximately 43% and 35%, respectively.